Exhibit 99.2

                        UNOCAL FIRST QUARTER 2004 SUMMARY
          For a reconciliation of adjusted after-tax earnings refer to the Earnings Release and Tables titled "Net Earnings and
              Adjusted After-Tax Earnings by Business Segment" and
                  "Adjusted After-tax Earnings Reconciliation"

Total Reported First Quarter 2004 Net  Earnings         $     269  $1.00/ Share
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Special Items
         Gain on Sale of Assets - United States E&P            (6)
         Sale of Geothermal Assets (Indonesia)                (21)
         Legal Settlement - U.S. E&P                          (15)
         Environmental & Litigation                            12

First Quarter 2004 Adjusted Earnings                    $     239  $.89/ Share
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Median Analyst estimate dated April 26, 2004                       $.80/ Share
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                                                          $ Million
Fourth Quarter 2003 Adjusted Earnings                         167  $.63/ Share
Variances

    North America
         United States                                       + 21
         Higher Prices - Gas +33, Liquids +1
         Lower Volumes (25), Lower OPEX +10, Other +2

         Canada                                               + 5
         Higher Prices - Liquids +5, Gas + 3
         Lower Volumes (2), All Other (1)

    International E&P                                        + 37
         Higher Prices; Liquids +13, Gas +3
         Higher Production Vol. +2 Timing of Crude Lifting -7,
         Lower Expenses; Opex +9, Expl +8, Dry Holes +5,
                                  Income Tax +3, Other +1

    Midstream & Marketing                                     + 6
         Marketing Margins +3, Pipeline Results +3
    Geothermal - Improved Results                             + 4

    Corporate & Other                                         - 1
         Interest - Reclassification of Preferred  -7
         Other -     Reclassification of Preferred +7
         All Other -1

First Quarter 2004 Adjusted Earnings                    $     239  $.89/ Share
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